UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 10, 2004


                              KEYNOTE SYSTEMS, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
              -----------------------------------------------------
                 (State or other jurisdiction of incorporation)



            000-27241                                 94-3226488
-----------------------------------              --------------------------
           (Commission                               (IRS Employer
          File Number)                              Identification No.)


 777 Mariners Island Boulevard, San Mateo, CA               94404
--------------------------------------------------   ----------------------
   (Address of principal executive offices)                (Zip Code)


                                 (650) 403-2400
-------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

         On September 10, 2004, Keynote Systems, Inc., a Delaware corporation ("Keynote"), announced it had entered into an Agreement and Plan of Reorganization dated as of September 10, 2004 (the "Plan") with its wholly owned subsidiary, Vivid Acquisition Corporation, a California corporation ("Merger Sub"), Vividence Corporation, a California corporation ("Vividence") and Jan Reed as Shareholders' Representative and Lease Representative. Pursuant to the Plan, Merger Sub will merge with and into Vividence with Vividence surviving as a wholly owned subsidiary of Keynote.

         Under the terms of the Plan, Keynote will pay approximately $20 million in cash at the closing, which will include amounts payable in satisfaction of certain liabilities of Vividence and amounts held in escrow, for all outstanding shares of Vividence. Up to an additional $6.0 million in cash is payable upon achievement of certain revenue and expense targets through September 30, 2005. The acquisition of Vividence is subject to various closing conditions and is expected to close prior to September 30, 2004. It is expected that approximately 50 employees of Vividence will join Keynote.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      KEYNOTE SYSTEMS, INC.



Date:  September 10, 2004             By:    /s/ Peter Maloney
                                             ----------------------------
                                             Peter Maloney
                                             Vice President and
                                             Chief Financial Officer